Exhibit 99.2

NEWS RELEASE

CPS TO HOST CONFERENCE CALL ON FOURTH QUARTER 2022 EARNINGS

Las Vegas, Nevada, March 14, 2023 (GlobeNewswire) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) (“CPS” or the “Company”) today announced that it will hold a conference call on Wednesday, March 15, 2023 at 1:00 p.m. ET to discuss its fourth quarter 2022 operating results.

Those wishing to participate can pre-register for the conference call at the following link https://register.vevent.com/register/BI81f562f833c142d7afe3aae1ded17704. Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the schedule start time. A replay will be available beginning two hours after conclusion of the call for 12 months via the Company’s website at https://ir.consumerportfolio.com/investor-relations.

About Consumer Portfolio Services, Inc.

Consumer Portfolio Services, Inc. is an independent specialty finance company that provides indirect automobile financing to individuals with past credit problems or limited credit histories. We purchase retail installment sales contracts primarily from franchised automobile dealerships secured by late model used vehicles and, to a lesser extent, new vehicles. We fund these contract purchases on a long-term basis primarily through the securitization markets and service the contracts over their lives.

Investor Relations Contact

Danny Bharwani, Chief Financial Officer

949-753-6811